Exhibit 99.1

CONTACTS:	Dennis M. Oates	Ross C. Wilkin	Brian M. Rayle
	Chairman,	VP Finance, CFO	Managing Director
	President and CEO	and Treasurer	Libertatis Consulting
	(412) 257-7609	(412) 257-7662	(440) 827-2019

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS THIRD QUARTER 2016 RESULTS

•	Gross Margin in the Third Quarter Improves 130 Basis Points Sequentially to 11.9% of Sales

•	Net Loss in the Third Quarter Totals $0.5 Million, or $0.07 per Diluted Share, Improved From a Net Loss of $0.8 Million, or $0.11 per Diluted Share in the Second Quarter

•	Adjusted EBITDA in the Third Quarter Increases 10.0% Sequentially to $5.0 Million

BRIDGEVILLE, PA, October 26, 2016 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the third quarter of 2016 were $39.7 million, down 3.4% sequentially from the second quarter of 2016, with the decrease driven primarily by sales to the Aerospace end market, specifically to our Service Center customers. In the third quarter of 2015, net sales were $43.4 million. For the first nine months of 2016, net sales were $120.3 million, compared with $149.0 million in the same period of 2015.

Sales of premium alloys in the third quarter of 2016 totaled $3.4 million, or 8.6% of sales, compared with $3.8 million, or 9.2% of sales, in the second quarter, and $4.4 million, or 10.2% of sales, in the third quarter of 2015. Premium alloy sales in the first nine months of 2016 were $11.3 million, or 9.4% of total sales, compared with $13.7 million, or 9.2% of total sales, in the same period of 2015.

The Company’s gross margin for the third quarter of 2016 improved to $4.7 million, or 11.9% of sales, compared with $4.3 million, or 10.6% of sales, in the second quarter of 2016. The improvement reflects the continued benefit of productivity enhancements, as well as further alignment of customer surcharges and input commodity costs. In the third quarter of 2015, gross margin was a negative $0.4 million, or a negative 0.9% of sales.

The Company’s net loss for the third quarter of 2016 was $0.5 million, or $0.07 per diluted share, improved from a net loss of $0.8 million, or $0.11 per diluted share, in the second quarter of 2016. In the third quarter of 2015, the Company had a net loss of $17.0 million, or $2.41 per diluted share, which included losses of $15.5 million, or $2.19 per diluted share, related to a goodwill impairment charge, costs associated with idling of plants, supplier loss impact, non-cash inventory write-offs, and other exit and severance costs.

The Company’s adjusted EBITDA for the third quarter was $5.0 million and represents a 10.0% improvement over the second quarter at an adjusted EBITDA margin of 12.7%. Adjusted EBITDA is defined in the non-GAAP financial measures disclosure, and in the supporting table.

Backlog (before surcharges) at September 30, 2016 was $39.4 million, up 2.3% from $38.5 million at the end of the 2016 second quarter. Mill lead times remain short, reflecting a continued soft marketplace, and therefore keeping the Company’s backlog suppressed from historical levels.

In the third quarter of 2016, the Company generated cash flow from operating activities of $1.7 million. Capital expenditures for the third quarter were $1.4 million, and total debt less cash was improved by $0.4 million.

Chairman, President and CEO Dennis Oates commented: “The further expansion in our gross profit margin was key to our sequential profitability improvement, reflecting improved operational productivity and better alignment of input commodity costs and surcharges.

“As expected, 2016 continues to be a transition year, as evident in the aerospace market, and is evolving with modest improvement in market demand from the recent low point in the fourth quarter of 2015.

“Despite current softness in Aerospace as we finish 2016, we remain optimistic about the overall health of Aerospace, as well as our other end markets, given positive industry trends. We remain focused on capturing opportunities while continuing to advance the transformation of Universal Stainless through our move to higher value, higher margin premium alloys.”

Webcast

The Company has scheduled a conference call for today, October 26, at 10:00 a.m. (Eastern) to discuss third quarter 2016 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the fourth quarter of 2016.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net Sales
Stainless steel	$29,621	$32,627	$89,070	$113,980
High-strength low alloy steel	3,376	3,838	10,939	13,270
Tool steel	4,503	4,240	12,710	13,133
High-temperature alloy steel	1,376	1,512	4,642	4,981
Conversion services and other sales	775	1,154	2,914	3,600

Total net sales	39,651	43,371	120,275	148,964
Cost of products sold	34,917	43,781	109,861	138,478

Gross margin	4,734	(410)	10,414	10,486
Selling, general and administrative expenses	4,504	5,218	12,933	14,873
Goodwill impairment	—	20,268	—	20,268

Operating income (loss)	230	(25,896)	(2,519)	(24,655)
Interest expense	863	586	2,731	1,813
Deferred financing amortization	61	47	951	367
Other expense, net	118	55	210	88

Loss before income taxes	(812)	(26,584)	(6,411)	(26,923)
Benefit for income taxes	(292)	(9,539)	(2,649)	(9,647)

Net loss	$(520)	$(17,045)	$(3,762)	$(17,276)

Net loss per common share -Basic	$(0.07)	$(2.41)	$(0.52)	$(2.45)

Net loss per common share -Diluted	$(0.07)	$(2.41)	$(0.52)	$(2.45)

Weighted average shares of common stock outstanding
Basic	7,206,659	7,070,924	7,188,782	7,062,373
Diluted	7,206,659	7,070,924	7,188,782	7,062,373

MARKET SEGMENT INFORMATION

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net Sales
Service centers	$27,507	$30,153	$84,838	$101,957
Original equipment manufacturers	4,593	4,532	12,283	17,268
Rerollers	2,860	2,868	9,356	13,687
Forgers	3,916	4,664	10,884	12,452
Conversion services and other sales	775	1,154	2,914	3,600

Total net sales	$39,651	$43,371	$120,275	$148,964

Tons shipped	7,905	7,622	23,789	26,423

MELT TYPE INFORMATION

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net Sales
Specialty alloys	$35,460	$37,801	$106,104	$131,664
Premium alloys *	3,416	4,416	11,257	13,700
Conversion services and other sales	775	1,154	2,914	3,600

Total net sales	$39,651	$43,371	$120,275	$148,964

END MARKET INFORMATION **

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net Sales
Aerospace	$23,628	$28,036	$75,287	$92,176
Power generation	4,009	3,817	10,933	16,215
Oil & gas	3,066	2,782	9,245	12,996
Heavy equipment	4,872	4,057	13,276	13,024
General industrial, conversion services and other sales	4,076	4,679	11,534	14,553

Total net sales	$39,651	$43,371	$120,275	$148,964

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, that they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
Assets
Cash	$377	$112
Accounts receivable, net	21,517	17,683
Inventory, net	85,677	83,373
Other current assets	2,220	2,584

Total current assets	109,791	103,752
Property, plant and equipment, net	185,416	193,505
Other long-term assets[1]	64	45

Total assets	$295,271	$297,302

Liabilities and Stockholders’ Equity
Accounts payable	$18,581	$11,850
Accrued employment costs	3,227	3,256
Current portion of long-term debt	4,571	3,000
Other current liabilities	1,150	640

Total current liabilities	27,529	18,746
Long-term debt[1]	66,973	72,884
Deferred income taxes	17,980	20,666
Other long-term liabilities	30	29

Total liabilities	112,512	112,325
Stockholders’ equity	182,759	184,977

Total liabilities and stockholders’ equity	$295,271	$297,302

[1]	Reflects the retrospective adoption of ASC 2015-3, “Simplifying the Presentation of Debt Issuance Costs” which resulted in the reclassification of $1,253 of deferred financing costs from other long-term assets to a reduction of debt at December 31, 2015 to be consistent with the current period presentation.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine months ended September 30,
	2016	2015
Operating activities:
Net loss	$(3,762)	$(17,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,834	14,109
Deferred income tax	(2,686)	(9,585)
Write-off of deferred financing costs	768	—
Share-based compensation expense	972	1,487
Net gain on asset disposals	(340)	—
Goodwill impairment	—	20,268
Changes in assets and liabilities:
Accounts receivable, net	(3,834)	5,878
Inventory, net	(3,442)	11,288
Accounts payable	6,109	(11,371)
Accrued employment costs	(29)	(2,237)
Income taxes	269	(226)
Other, net	642	213

Net cash provided by operating activities	8,501	12,548
Investing activities:
Capital expenditures	(3,119)	(8,397)
Proceeds from sale of property, plant and equipment	1,571	—

Net cash used in investing activities	(1,548)	(8,397)
Financing activities:
Borrowings under revolving credit facility	184,685	76,898
Payments on revolving credit facility	(204,886)	(78,923)
Borrowings under term loan facility	30,000	—
Payments on term loan facility, capital leases, and convertible notes	(16,308)	(2,250)
Payments of deferred financing costs	(750)	—
Proceeds from the issuance of common stock	571	388

Net cash used in financing activities	(6,688)	(3,887)

Net increase in cash	265	264
Cash at beginning of period	112	142

Cash at end of period	$377	$406

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three months ended June 30,		Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015	2016	2015
Net loss	$(802)	$(356)	$(520)	$(17,045)	$(3,762)	$(17,276)
Interest expense	887	605	863	586	2,731	1,813
Benefit for income taxes	(437)	(173)	(292)	(9,539)	(2,649)	(9,647)
Depreciation and amortization	4,641	4,626	4,687	4,928	13,834	14,109

EBITDA	4,289	4,702	4,738	(21,070)	10,154	(11,001)
Share-based compensation expense	279	422	288	526	972	1,487
Write-off of deferred financing costs	—	—	—	—	768	—
Goodwill impairment	—	—	—	20,268	—	20,268

Adjusted EBITDA	$4,568	$5,124	$5,026	$(276)	$11,894	$10,754